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                                      NOTE
                                (Credit Facility)


$35,000,000.00                                                New York, New York
                                                              As of May 30, 1997


              FOR VALUE RECEIVED, Brandywine Realty Trust, a Maryland real estate investment trust, and Brandywine Operating Partnership, L.P., a Delaware limited partnership, both having an office at Newtown Square Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania (hereinafter collectively referred to as "Maker"), promise to pay Smith Barney Mortgage Capital Group, Inc., a Delaware corporation having an office at 390 Greenwich Street, New York, New York (hereinafter referred to as "Payee") or order, at such place as may be designated from time to time in writing by Payee, the principal sum of Thirty-Five Million and 00/100 Dollars ($35,000,000.00) in lawful money of the United States of America, or so much thereof as may be advanced by Payee to Maker and be outstanding from time to time in accordance with the provisions of the Credit Agreement, with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full, calculated in the manner hereinafter set forth, as follows:

              (i) interest on the Principal Balance calculated in the manner set forth in the Credit Agreement shall be due and payable in Federal funds or other immediately available funds on each Interest Payment Date during the term of this Note and otherwise in accordance with the provisions of the Credit Agreement; and

              (ii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner set forth in the Credit Agreement and all other sums due under this Note, shall be due and payable on the Maturity Date and otherwise in accordance with the provisions of the Credit Agreement.

              1. The term "Credit Agreement" as used in this Note means a certain Credit Agreement dated as of the date hereof entered into among Smith Barney Mortgage Capital Group, Inc., NationsBank, N.A., in its individual capacity, Maker and NationsBank, N.A., acting in its capacity as administrative and documentation agent for the Credit Facility, and pursuant to the provisions of which the Credit Facility is being extended by Co-Lenders to Maker. This Note constitutes one of the Credit Facility Notes which have been executed and delivered by Maker to Co-Lenders in accordance with the Credit Agreement and which together evidence the Credit Facility. All other capitalized terms used in this Note shall, unless otherwise defined in this Note, have the meaning given to such term in the Credit Agreement.

              2. It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of Co-Lenders on the happening of any Event of Default.

              3. All of the terms, covenants and provisions contained in the Credit Agreement and the other Credit Facility Documents which are to be kept and performed by Maker are hereby made part of this Note to the same extent


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and with the same force and effect as if they were fully set forth herein. Maker agrees to perform and comply with each of the terms, covenants and provisions contained in this Note, the Credit Agreement and the other Credit Facility Documents on the part of Maker to be observed and performed.

              4. If any installment of interest payable under this Note is not paid when due, Maker shall pay to Administrative Agent upon demand an amount equal to four percent (4%) of such unpaid installment as a late payment charge.

              5. In addition to any late payment charge which may be due under this Note, if the Debt is declared immediately due and payable pursuant to the provisions of the Credit Facility Documents, or if the Debt is not paid in full on the Maturity Date, Maker shall thereafter pay interest on the then entire outstanding Principal Balance from the date of such declaration or the Maturity Date, as the case may be, until the date the Principal Balance is paid in full, at the Default Rate. In addition, if an Event of Default shall occur, the Principal Balance shall, from and including the date upon which such Event of Default has occurred and for so long as such Event of Default continues and without further act or instrument and without the necessity of any further or prior notice by Payee or Agent to Maker, bear interest at the Default Rate irrespective of whether the Debt shall have been declared to be immediately due and payable as the result of the occurrence of such Event of Default.

              6. Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this Note is not made when due, Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs shall be added to the amount due under this Note and shall be receivable therewith). No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or any of the other Credit Facility Documents made by agreement between or among Co-Lenders, Agent and/or Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note or any of the other Credit Facility Documents.

              7. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

              8. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

              9. Except as otherwise specifically provided to the contrary in the Credit Facility Documents, this Note is secured on a pari passu basis with the other Credit Facility Notes by the Mortgages and the other Credit Facility Documents.

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              10. The terms of this Note shall be governed by and construed under the laws of the State of New York.

              11. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee, Agent and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and Agent and if so given by Payee and Agent shall only be effective in the specific instance in which given.

              12. Maker acknowledges that this Note and Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense (other than a defense of payment) to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Credit Facility. Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim (other than a compulsory counterclaim in a court of competent jurisdiction) or crossclaim of any nature whatsoever with respect to this Note or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Credit Facility in any action, case or proceeding brought by Payee or Agent to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Mortgages and the other Credit Facility Documents (provided, however, that the foregoing provisions of this sentence shall not be deemed a waiver of the right of Maker to assert any compulsory counterclaim in any such action, case or proceeding brought by Payee or Agent in any state court if such counterclaim is compelled under local law or rule or procedure, or in any such action, case or proceeding brought by Payee or Agent in a court of the United States, nor shall the foregoing provisions of this sentence be deemed a waiver of the right of Maker to assert any claim which would otherwise constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Payee or Agent in any separate action, case or proceeding brought by Maker against Payee or Agent). MAKER ACKNOWLEDGES THAT NO ORAL OR OTHER AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES EXIST WITH RESPECT TO THIS NOTE OR WITH RESPECT TO THE OBLIGATIONS OF MAKER UNDER THIS NOTE, EXCEPT THOSE SPECIFICALLY SET FORTH IN THIS NOTE AND THE OTHER CREDIT FACILITY DOCUMENTS, AND THAT THIS NOTE AND THE OTHER CREDIT FACILITY DOCUMENTS SET FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF PAYEE, AGENT, CO-LENDERS AND MAKER.

              13. No delay on the part of Payee, Agent or Co-Lenders in exercising any right or remedy under this Note or the other Credit Facility Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee, Agent or Co-Lender to take further action without further notice or demand as provided in this Note and the other Credit Facility Documents.

              14. Maker agrees to submit to personal jurisdiction in the State of New York in any action, case or proceeding arising out of this Note and, in furtherance of such agreement, Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action, case or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any

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such action, case or proceeding may be served upon Maker by registered or certified mail to or by personal service at the last known address of Maker, whether such address be within or without the jurisdiction of any such court. Maker also agrees that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of Maker under this Note shall, to the extent permitted by law, be in New York County.

              15. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that this Note constitutes a valid and binding obligation of Maker.

              16. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CASE, PROCEEDING, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE CREDIT FACILITY, THIS NOTE, OR THE OTHER CREDIT FACILITY DOCUMENTS.

              17. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee", "Agent", "Co-Lenders", and "Maker" shall include their respective successors and assigns, provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Co-Lenders to assign or transfer its obligations under this Note or the other Credit Facility Documents, in whole or in part, to any other person, party or entity.

              18. No recourse shall be had for any obligation of BRT under this Note or any of the other Credit Facility Documents or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of BRT, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Payee and each other party to this Note and the other Credit Facility Documents.

              IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

                                    BRANDYWINE REALTY TRUST


                                    By: /s/ Gerard H. Sweeney
                                        ------------------------
                                        Name:   Gerard H. Sweeney
                                        Title:  President and Chief
                                                Executive Officer

                                    BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                    By:      Brandywine Realty Trust, a Maryland
                                             real estate investment trust, its
                                             general partner


                                             By: /s/ Gerard H. Sweeney
                                                 -------------------------------
                                                 Name:   Gerard H. Sweeney
                                                 Title:  President and Chief
                                                         Executive Officer


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